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                                   LEASE AGREEMENT

      1. PARTIES. The parties to this Lease Agreement (the "Lease") dated May 23, 1979 are DEVCON INVESTMENT CO., a limited partnership organized under the laws of the State of California (hereinafter referred to as "Landlord") and FMC CORPORATION, a Delaware Corporation (hereinafter referred to as "Tenant").

      2.  PROPERTY LEASED

          A. PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord upon the terms and conditions as set forth herein the following property (hereinafter referred to as the "Premises"):

               (1) SPACE. Approximately 48,666 square feet of space to be contained within the concrete tilt-up building shown as outlined in red in Exhibit A of this lease, together with exclusive rights over the parking areas shown as marked, on exhibit A and non-exclusive rights of ingress and egress over the common areas of the land.

               (2) IMPROVEMENTS. The improvements to be constructed on the Land as set forth in Paragraph 2B(1) "Improvements" below (the
"Improvements").

          B.  IMPROVEMENTS

              (1) PLANS AND SPECIFICATIONS. Landlord agrees to construct the building and appurtenances set forth in the plans and specifications attached hereto as Exhibit "B" and to construct the Tenant interiors (described in Exhibit "C") as directed by the Tenant. In addition to the basic interior plan as shown and described in Exhibit C of this lease, Landlord agrees that Tenant shall be allowed an additional amount of $44,000 which amount or portion thereof shall be used for additional interior improvements. Such additional monies shall at the direction of Tenant, be used for such general purpose improvements as interior partitioning and doors, additional electrical and plumbing work, or additional HVAC work. In the event that Tenant elects to have Landlord expend a portion or all of such additional allowance, such amounts as are expended shall be amortized over a 7 year period at an interest rate of 10%, paid monthly as

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additional rent.  In the event that Tenant elects to exercise its second option to renew the term of this lease as provided herein, the additional (amortized amount) rental as herein calculated shall be added to the monthly installment for purposes of calculating the increase in such monthly installment to be paid during the 2nd option period. Costs of additional Tenant interiors shall include all direct and indirect expenses relating to the construction of said Tenant interiors together with a five percent (5%) percentage for general and administrative expense and five percent (5%) percentage for profit. Building, appurtenances and Tenant interiors are hereinafter collectively referred to as "Improvements."

               (2) TIME FOR CONSTRUCTION. Promptly following the execution of this Lease by Tenant, Landlord shall apply and use its best efforts to obtain the necessary building permits to allow the construction of the Improvements. Promptly following the issuance of the necessary building permits, Landlord shall commence construction in accordance with the plans and specifications and shall attempt to complete construction by August 1, 1979. However, in the event that Landlord is unable to deliver possession of such premises by August 1, 1979, Landlord shall diligently complete construction of the Improvements and deliver possession of the Premises as promptly as is practicable. (See Exhibit D)

          3. TERM. The term of this Lease shall be for a period of two (2) Lease Years. The term "Lease Years" as used therein shall be a period of twelve (12) successive calendar months, except that if the term commences on a day other than the first day of the calendar month, then the initial fractional month together with the next succeeding twelve (12) calendar months shall constitute the first Lease Year.

          The term of this Lease shall commence upon the earliest of the following occurrences ("Commencement Date"):

          (a) The date of the completion of the Improvements, tender of possession by written notice given to Tenant, and the issuance of a Certificate of Occupancy.

          (b) The date Tenant takes actual physical possession of the Premises and the issuance of a Certificate of Occupancy.

          (c) The date of the completion of the Improvements, including utilities hookup (except landscaping and adjacent streets, curbs, and gutters, providing however that suitable access and parking is provided), tender of possession by written notice given to Tenant,

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tender of written guarantee by Landlord that uncompleted landscaping, adjacent streets, curbs, and gutters will be completed within 90 days, and the issuance by applicable governmental authorities of a Certificate of Occupancy or such other authorizations as are required in order for Tenant to enter into physical possession of the Premises. The date of completion of the Improvements shall be the date upon which the construction of the Improvements has been completed in substantial conformity with the plans and specifications as set forth in Exhibits "B" and "C", a Notice of Completion has been filed with the County Recorder of Santa Clara County, and a Certificate of Occupancy or its equivalent (including a final building inspection) concerning the Improvements has been issued by the appropriate governmental agency.

      4. USE OF PREMISES. Tenant shall use the Premises only for the purposes for which they were designed, to wit: offices, administration, engineering, personnel, research & development, and only in conformance with applicable laws for any lawful activity including the manufacturing, storage and distribution of electronic equipment and requisite office use therewith, excluding manufacturing or storage activities outside of an enclosed structure.

      5.    RENT.

            A. BASIC. Tenant shall pay Landlord as rental the sums set forth in subparagraph B below (the "Monthly Installment") each month in advance on the first day of each month, commencing on the Commencement Date and continuing through the term of this Lease, together with such additional rents as are hereinafter specified. In the event that the Commencement Date is not on the first day of a calendar month, the monthly rent payable on the Commencement Date shall be equal to the product obtained by multiplying the Monthly Installment by the quotient obtained by dividing thirty (30) into the number of days remaining in such calendar month.

            Said rental shall be paid by Tenant without deduction or offset, prior notice or demand at such place or places as may be noticed from time to time by Landlord, and Landlord agrees to accept as rental for the use and occupancy of the Premises said amount.

            B. MONTHLY INSTALLMENT. The Monthly Installment of rent payable for the term of this lease shall be the sum of Twenty-three thousand ninety-one Dollars ($23,091) per month. The first Monthly Installment shall be due upon the signing of this Lease by all parties hereto.

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            C.  LATE CHARGES.  In the event Tenant fails to pay the basic rent or Additional Rent within five (5) days written notice of its being due, Tenant agrees to pay a late charge of Five Hundred Dollars ($500) which is not a penalty but Landlord and Tenant agree that in the event of a late installment it would be impractical or extremely difficult to determine the extra expenses caused Landlord by such late installment and therefore the parties agree that said late charge of Five Hundred Dollars ($500) represents a reasonable compensation to Landlord for such late installment. In no event shall a late charge be assessed before the 5th day following the date upon which written notice is given.

            D. ADDITIONAL RENT. All taxes, charges, costs and expenses which Tenant is required to pay hereunder, together with all interest and penalties that may accrue thereon in the event of Tenant's failure to pay such amounts, and all damages, reasonable costs, and expenses which Landlord may incur by reason of any default of Tenant or failure on Tenant's part to comply with the terms of this Lease, shall be deemed to be additional rent ("Additional Rent") and, in the event of non-payment by Tenant, Landlord shall have all the rights and remedies with respect thereto as Landlord has for the non-payment of the rent.

            Any payment due from Tenant to Landlord, specifically including but not limited to the Monthly Installment and Additional Rent (including late charges), shall bear simple interest at the rate of ten percent (10%) per annum from the due date thereof to the date of payment.

      6. NO ABATEMENT OR TERMINATION OF RENT. It is the intention of the parties that, except as specifically set forth in Article 17 entitled "Condemnation" and Article 16 entitled "Damage and Destruction," Tenant shall, in all months of the Lease Term, pay to Landlord the rent, Additional Rent and all other sums required herein. Tenant's obligations and covenants, specifically including, without limitation, Tenant's obligation to pay the rent, Additional Rent and all other sums required herein, shall be absolute and shall not be subject to any abatement, refund, termination, diminution or reduction for any cause or reason whatsoever, save and except as set forth in Articles 16 and 17. Tenant's obligations and covenants shall not be affected or discharged by virtue of or because of any present or future governmental laws, ordinances, or for any other cause or reason whatsoever.

      7.  SECURITY DEPOSITS.  There shall be no security deposit.

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      8.  POSSESSION.  Tenant agrees that in the event of the inability of
Landlord to deliver to Tenant possession of the Premises at the Commencement Date, Landlord shall not be liable for any damages caused thereby, nor shall this Lease be void or voidable, but Tenant shall not be liable for rents until such time as Landlord tenders possession of said Premises to Tenant completed in accordance with Exhibits "B" and "C" and the working drawings approved by Tenant. (See Exhibit D) Landlord agrees to give Tenant 10 days prior notice of the anticipated delivery of possession of the premises to Tenant.

      9. INSPECTION AND ACCESS. Tenant shall permit Landlord and Landlord's agents to enter the premises with FMC Escort at all reasonable times for the purposes of inspecting the same, or for the purpose of making repairs that Tenant has neglected or refused to make in accordance with this Lease; and also for the purpose of showing the same to persons wishing to lease at any time within Ninety (90) days prior to the expiration of this Lease, or at any reasonable time for the purpose of showing the Premises to a prospective purchaser or lender.

     10.  TAXES AND OTHER CHARGES.

          A. Tenant shall pay and discharge, punctually and when same shall become due and payable without penalty, all real estate taxes, personal property taxes, taxes based on vehicles utilizing parking areas in the Premises, taxes computed or based on rental income (other than federal, state and municipal income taxes), environmental surcharges, privilege taxes, excise taxes, business and occupation taxes, gross sales and/or use taxes, occupational license taxes, water and sewer charges, assessments (including, but not limited to, its pro rata share of assessments for public improvements or benefit; and all other governmental impositions and charges of every kind and nature whatsoever, whether or not now customary or within the contemplation of the parties hereto and regardless of whether the same shall be extraordinary or ordinary, general or special, unforeseen or foreseen, or similar or dissimilar to any of the foregoing (all of the foregoing being hereinafter collectively called "Tax" or "Taxes") which, at any time during the Lease Term, shall be applicable to the Premises or assessed, levied or imposed upon the Premises or become due and payable and a lien or charge upon the Premises, or any part thereof, under or by virtue of any present or future laws, statutes, ordinances, regulations or other requirements of any governmental authority whatsoever. The term

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"Environmental Surcharges" shall include any and all expenses, taxes, charge or penalties imposed by the Federal Environmental Protection Agency, the Federal Clean Air Act or any regulations promulgated thereunder, or any other local, state or federal governmental agency or entity now or hereafter vested with the power to impose taxes, assessments or other types of surcharges as a means of controlling or abating environmental pollution in regard to the use, operation or occupancy of the Premises. It is the intention of the parties that Landlord shall be free from all such expenses and all such taxes and all other governmental impositions and charges of every kind and nature whatsoever. Nothing in this Lease contained shall require Tenant to pay any franchise, estate, inheritance, transfer or excess profits tax imposed upon Landlord; provided, however, that if at any time during the Lease Term there should be levied, assessed and imposed (i) a tax, assessment, levy, imposition or charge, wholly or partially as a capital levy or otherwise, based or measured in whole or in part on the rent payable by Tenant under this Lease, or (ii) a license fee measured by the rent payable by Tenant under this Lease, or (iii) any other levy in lieu of or equivalent to any Tax set forth in this Article 10, then all such taxes, assessments, levies, fees, impositions, or charges shall be paid by Tenant and shall be deemed to be included within the term "Tax" for the purposes hereof.

          B. If by law any Tax is payable or may, at the option of the taxpayer, be paid in installments, Tenant may whether or not interest shall accrue on the unpaid balance thereof, pay the same, and any accrued interest on any unpaid balance thereof, in installments as each installment becomes due and payable, but in any event, before any fine, penalty, interest or cost may be added thereto for non-payment of any installment or interest.

          C. Any Tax relating to a fiscal period of a taxing authority, a part of which is within the Lease Term and a part of which is subsequent to the Lease Term, shall be apportioned and adjusted between Landlord and Tenant based upon a 365-day year. Such apportionment shall be made whether or not such Tax shall be assessed, levied, imposed, or shall become a lien upon the Premises or shall become payable during the Lease Term. With respect to any Tax for public improvements or benefits which by law is payable or, at the option of the Landlord, may be paid in installments, Landlord shall pay the installments thereof which become due and payable subsequent to the expiration of the Lease Term; and Tenant shall pay all such installments which become due and payable at any time during the Lease Term even though

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actual payment is postponed beyond the end of the Lease Term by Tenant.

          D. Tenant shall furnish to Landlord five (5) days prior to the last date when any Tax will become delinquent, official receipts or other proof satisfactory to Landlord evidencing payment thereof, subject to Paragraph E below.

          E. Tenant shall have the right to contest or review the amount or validity of any such Tax by appropriate legal proceedings (but which is not to be deemed or construed in any way as relieving, modifying or extending Tenant's covenant to pay any such Tax at the time and in the manner as provided in this Article).

          F. Any contest as to the validity or amount of any Tax or assessed valuation upon which such Tax was computed or based, whether before or after payment, shall be made by Tenant in Tenant's own name, or, if required by law, in the name of Landlord or both Landlord and Tenant. Landlord shall cooperate in any such contest, and Tenant shall indemnify and save harmless Landlord from any and all costs or expenses, including attorney fees, in connection with any such proceedings brought by Tenant. Tenant shall be entitled to any refund of any such Tax and penalties or interest thereon which have been paid by Tenant.

          G. The certificate, advice or bill of the appropriate official (designated by law to make or issue the same or to receive payment of any such Tax) of the non-payment of any such Tax, shall be conclusive of the fact that such Tax was due and unpaid at the time of the making or issuance of such certificate, advice or bill.

          H. In the event that Tenant shall fail to pay any such Tax or other expense which might create a lien against the real property, required to be paid after the same shall become due and payable, Landlord shall have the right, at its option, to pay the same with all interest and penalties thereon, and the amount so paid, with interest thereon from the date of such payment at the rate of ten percent (10%) per annum, shall be deemed to be Additional Rent hereunder and shall be due and payable by Tenant on the first day of the month following the month in which payment by Landlord was made. Landlord's right to make payment under this Paragraph H is a cumulative right and shall not be construed to be a waiver of any other rights of Landlord under law or under this Lease Agreement.

      11.  INSURANCE.

           A. Landlord shall, during the Lease Term, at Tenant's sole expense, procure

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and keep in force the following insurance coverage, subject to the ordinary deductible amount of $1,000.00, which amount shall be Tenant's expense:

               (1) "All Risk" coverage, including flood insurance but not including earthquake insurance on the Improvements and all buildings, improvements, building equipment and fixtures and personal property affixed or attached to real property located on or in the Premises, including any buildings or fixtures hereinafter constructed or installed thereon, in the full amount of the replacement cost thereof. Such full replacement cost shall be determined by mutual agreement annually, based on actual changes in replacement cost, on or prior to the anniversary date of the Commencement Date. If the parties are unable to agree on the full replacement cost, the matter shall be resolved by arbitration administered by and in accordance with the rules of the American Arbitration Association in San Jose, California, provided that the arbitrators selected shall have at least ten
(10) years experience in the real estate appraisal or general contracting business.

               (2) Business interruption insurance insuring that one hundred percent (100%) of the rent and other sums required to be paid by Tenant hereunder will be paid to Landlord for a period of twelve (12) months if the Improvements are destroyed or damaged by a risk insured against by the "all risk" insurance described above.

           B. Tenant shall, during the Lease Term, at Tenant's sole expense, procure and keep in force the following insurance coverage, or self insure for the following exposures, under the following terms:

               (1)  Plate glass insurance

               (2) Comprehensive public liability insurance protecting against any and all liabilities related to the condition, use or occupancy of the Premises with limits of One Million Dollars ($1,000,000.00) for bodily injury or death as a result of any one occurrence, and Five Hundred Thousand Dollars ($500,000) for property damage as a result of any one occurrence. It is agreed that the limits of insurance specified above are the minimum amounts required by Landlord and the parties shall agree to revise such limits from time to time to mutually agreed amounts to meet changed circumstances, including, but not limited to, changes in purchasing power of the dollar and changes indicated by the amount of plaintiff's verdicts in personal injury actions in the county in which the Premises are located. If the parties are unable

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to agree on the amount by which such limits are to be increased, the controversy shall be resolved by arbitration administered by and in accordance with the rules of the American Arbitration Associates in San Jose, California, provided that the arbitrators selected shall have at least ten
(10) years experience in the liability insurance business.

           C. All insurance policies or policies of self insurance required under the provisions of this Article 11 which are to be acquired by Tenant, shall name the Landlord, Tenant, and the beneficiary of any mortgage or deed of trust secured by the Premises as insureds and all payments shall be made as their interests appear.

           D. All policies including policies of self insurance provided for in this Article 11 which are to be acquired by Tenant, shall be in such form and with such companies authorized to write insurance in the state in which the Premises are located as may be approved by Landlord, which approval Landlord agrees not to unreasonably withhold. Originals of the policies provided for herein or, in the case of comprehensive public liability insurance, certificates of insurance evidencing the policy provided for herein, shall be delivered to Landlord and shall certify that the policy may not be cancelled or altered without thirty (30) days prior written notice to Landlord. The certificate required herein shall also certify that (i) the coverage provided insures performance of the indemnity set forth in Article 12, and (ii) the coverage provided is primary and any coverage by Landlord is in excess thereto.

           E. In those situations whereby Landlord shall obtain and maintain such insurance coverage and pay premiums therefor, all premiums so paid by Landlord, together with interest thereon at the rate of ten percent (10%) per annum from the 30th day following the billing of Tenant for such costs, shall be deemed Additional Rent hereunder, and shall be paid by Tenant to Landlord upon demand.

           F. In the event that Tenant fails to obtain and maintain any insurance or provide self insurance as required herein, Landlord may, but shall not be obligated to, obtain and maintain such insurance coverage and pay premiums therefor. All premiums so paid by Landlord, together with interest thereon at the rate of ten percent (10%) per annum from the date of such payment, shall be deemed Additional Rent hereunder, and shall be paid by Tenant to Landlord upon demand. Any such expenses and damages shall bear interest at the rate of ten percent (10%) per annum from the date that the loss or damage occurs until paid by Tenant.

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      12.  INDEMNITY AND EXCULPATION.  Tenant agrees to indemnify Landlord and hold Landlord harmless except for the active negligence or willful misconduct from any and all liability, loss, cost, expenses, attorneys' fees, or obligations on account of, or arising out of the use, condition or occupancy of the Premises, Tenant agrees to defend Landlord against any litigation or threatened litigation relating to any incident relating to the subject premises to which the Landlord is named as a defendant. It is understood that Tenant is and shall be in control and possession of the Premises and that except for the active negligence or willful misconduct Landlord shall in no event be responsible or liable for any injury or damage to any property of Tenant or any other person, or for damage or injury to any other person whatsoever, happening on, in, about or in connection with the premises, or for any injury or damage to the Premises or any part thereof. This Lease Agreement is entered into on the express condition that except for its active negligence or willful misconduct Landlord shall not be liable for, or suffer loss by reason of, injury to person or property, from whatever cause, which in any way may be connected with the use, condition or occupancy of the premises or personal property therein or thereon, including without limitation, any liability for injury to the person or property of Tenant, Tenant's agents, officers, employees, invitees, or any other person. The provisions of this Lease Agreement permitting Landlord to enter and inspect the Premises are for the purposes of enabling Landlord to become informed as to whether Tenant is complying with the terms of this Lease Agreement, and Landlord shall be under no duty to enter and inspect or to perform any of Tenant's covenants set forth in this Lease Agreement.

      13.  COMPLIANCE WITH LAWS AND REGULATIONS.

           A. Tenant shall, at Tenant's sole cost, comply with all laws, regulations, rules, orders, ordinances and requirements of all governmental authorities (including, but not limited to, federal, state, county and city governments and any department or agency thereof) now in force or which may hereafter be in force, whether or not the same are now contemplated by the parties pertaining to the use, condition, occupancy or occupational safety of the Premises. The judgment of any court of competent jurisdiction after final appeal or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such law, requirement, rule, order, ordinance or regulation in the use, condition or occupancy of the Premises shall be conclusive of the fact of such violation by Tenant. Tenant

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shall indemnify and hold Landlord harmless from any and all liability or obligation arising out of Tenant's failure to comply with any requirement, law, rule, order, ordinance and regulation of any governmental agency now or hereafter in force pertaining to the use, condition, occupancy or occupational safety of the Premises.

      14. UTILITIES. Tenant shall pay all utility charges and post construction connection fees, including, but not limited to, water, gas, light, heat, power, electricity, telephone or other communication service, scavenger, trash pickup, sewer, air conditioning or any other service or utility supplied to or consumed on the Premises, or any tax, fee, levy or surcharge therefor.

      15.  ALTERATIONS, REPAIRS AND MAINTENANCE.

           A. Tenant agrees that Tenant will not demolish or undertake any structural alterations of the Improvements, or any part thereof, now existing or hereafter erected upon the Premises, or make any other alterations which would change the character of said Improvements or which would weaken or impair the structural integrity or lessen the value of said Improvements, or make any alterations, additions, enlargements or improvements thereof without the prior written consent of Landlord, which shall not be unreasonably withheld. As a condition for giving its consent, Landlord may require that Tenant post a completion bond in amount (not to exceed the estimated construction cost) and form specified by Landlord. As a further condition for giving its consent, Landlord may require Tenant to agree to restore the Premises to their original condition at the termination of this Lease.

           B. Subject to the provisions of Article 16 relating to destruction of or damage to the Premises, Tenant shall, at Tenant's own expense, keep and maintain the entire Premises (excluding roofs and exterior walls) including, without limiting the generality of the foregoing, the interior, electrical wiring and connections, plumbing, sewer system, heating and air conditioning installation, truck doors, storefront, and its pro-rata share of the common area, sidewalks, landscaping and paving of the Premises in good condition and repair, excepting ordinary wear and tear. The term "repair" shall include replacements, restorations, and/or renewals when necessary, as well as painting and decorating. Except as otherwise provided, the Tenant's obligation shall extend to all alterations, additions and improvements to the Premises, all fixtures and appurtenances therein and thereto, all equipment thereof, including, but not limited to, all machinery, pipes, plumbing, wiring, gas, steam and electrical fittings, sidewalks,

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paving, water, sewer and gas connections, heating equipment, air conditioning equipment and machinery, and all other fixtures, machinery and equipment belonging to or connected with the Premises. Landlord agrees to assume responsibility for maintaining and repairing the five sprinkler systems but Tenant shall be responsible for any costs associated with such maintenance or repair. Tenant shall indemnify and save Landlord harmless against and from all costs, resulting from Tenant's failure to comply with the foregoing: and Tenant hereby expressly releases and discharges Landlord of and from any liability therefor, except for that which results from the active negligence or willful misconduct of Landlord.

           C. Landlord shall, at the request of Tenant, assign to Tenant any guarantees and warranties received from contractors or equipment suppliers relating to the constructed or construction of the Improvements.

           D. Tenant waives the provisions of any law requiring that Landlord make repairs except as otherwise provided herein and further waives the provisions of any law allowing Tenant to make repairs at the expense of Landlord, except in the case of roof leaks. In the event that Tenant has given Landlord reasonable notice as to a roof leak, and Landlord has not responded within a reasonable time, tenant may make such emergency repairs as are necessary to mitigate damage to premises or to Tenant's possessions and/or equipment.

           E. At the expiration of the term of this Lease, or upon sooner termination as provided herein, Tenant shall surrender the Premises in good condition and in as good order and condition as at the commencement of the Lease Term, normal wear and tear excepted, and all carpeting shampooed and vinyl floors cleaned and waxed. Nothing provided in this subparagraph shall diminish or reduce Tenant's obligations under subparagraphs A through D above.

      16.  DAMAGE AND DESTRUCTION

           A. If the Improvements are damaged or destroyed in whole or in part from any cause (except condemnation), Landlord may, at its option:

               (1) Rebuild the Premises to their prior condition, in which event Tenant agrees that the proceeds of any all insurance policies required hereinabove shall be applied to the cost of rebuilding. In the event the insurance proceeds exceed the cost of rebuilding, Landlord shall be entitled to receive the excess.

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                (2)  Terminate the Lease provided that the rebuilding cannot be accomplished within one hundred fifty (150) days after the date of damage or terminate the Lease should there be no insurance proceeds available for reconstruction. Provided, however, that in the event that insurance proceeds are insufficient to rebuild the premises, Tenant may, at Tenant's option, pay to Landlord in cash no later than the date of commencement of construction the difference between the insurance proceeds and the contracted cost of rebuilding, in which case Landlord agrees to rebuild the premises.

                (3) Notwithstanding the provisions of paragraphs (1) and (2) above, Tenant may, by giving Landlord sixty (60) days prior written notice, terminate the Lease if the Improvements cannot be replaced or restored within one hundred fifty (150) days after the date of damage.

           B. If Landlord does not give tenant notice in writing within thirty (30) days from the damage or destruction of the Improvements of Landlord's election to rebuild them, Landlord shall be deemed to have elected to rebuild the premises and continue the Lease. Tenant hereby expressly waives the provisions of any law requiring Landlord to make such repairs, or of any law allowing the Tenant to make such repairs at Landlord's expense and, without limiting the foregoing, Tenant specifically waives any statutes which permit Tenant to terminate this Lease upon destruction or to make repairs at the expense of Landlord.

          C. In the event of damage or destruction, whether from an insured or uninsured casualty, the rent otherwise payable hereunder shall be abated for the period commencing with the date of damage or destruction and ending with (1) the date of completion of the repair or restoration, if the Lease is not terminated or (2) the date of termination of the Lease. The amount of the abatement shall be in proportion to the square footage of the premises damaged or destroyed by the casualty.

      17.  CONDEMNATION.

           A.  DEFINITION OF TERMS.  For the purpose of this Lease the term:

               (1) "Taking" means a taking of the Premises or damage thereto related to the exercise of the power of eminent domain by any agency, authority, public utility, persons or corporate entity empowered to condemn property.

               (2) "Total Taking" means the taking of the entire Premises or so much

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of the Premises as to prevent or substantially impair the use thereof by
Tenant for the uses herein specified, but in no event shall Total Taking be less than twenty percent (20%) of the Premises.

               (3) "Partial Taking" means the taking of only a portion of the Premises which does not constitute a Total Taking.

               (4) "Date of Taking" means the date upon which title to the Premises, or a portion thereof, passes to and vests in the condemnor or the effective date of any order for possession if issued prior to the date title vests in the condemnor.

               (5) "Award" means the amount of any award made, consideration paid, or damages ordered as a result of a Taking.

           B. RIGHTS. The parties agree that in the event of a Taking all rights between them or in and to an Award shall be as set forth herein and Tenant shall have no right to any Award except as set forth herein. Except as otherwise provided herein and unless and until the Lease is terminated pursuant to the provisions of this Lease, Tenant shall continue to pay to Landlord all rent required in this Lease, and Tenant shall faithfully keep and observe all other terms, conditions, and covenants of this Lease, all without any claim for any abatement, refund, diminution or reduction or other expense whatsoever, and there shall be no abatement of rent whatsoever due to the commencement or threat of commencement of condemnation proceedings or due to any other cause whatsoever (except as provided in Paragraphs C and D below).

           C. TOTAL TAKING. In the event of a Total Taking during the term hereof (i) the rights of Tenant in and to the Premises shall cease and terminate as of the Date of Taking, (ii) Landlord shall refund to Tenant any prepaid rent, (iii) Tenant shall pay to Landlord any rent or charges due Landlord under the Lease each prorated as of the Date of Taking, (iv) Tenant shall be entitled to moving expenses, relocation allowances, business interruption expenses, and amounts for trade fixtures which have not become affixed to and become part of the real property, if separately awarded, and any other amounts separately awarded Tenant, (v) the remainder of the Award shall be paid to and be the property of Landlord.

           D. PARTIAL TAKING. In the event of a Partial Taking during the term hereof, (i) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the portion of the Premises taken shall cease and terminate as of the Date of Taking, (ii) the remainder of the Award shall be paid to and be the property of Landlord, (iii) Tenant shall be entitled to amounts for Trade Fixtures which have not become affixed to and become a part of the real property, if separately awarded, (iv) Tenant shall comply with the provisions of subparagraph E hereof, and (v) from and after the Date of Taking the Minimum Rent shall be reduced in the proportion that the building area of the portion of the Premises taken bears to the total building area of the Premises prior to the Taking. The value of the Award shall be the total amount of the Award minus any portion of the Award for consequential damages minus any portion of the Award attributable to Trade Fixtures of the Tenant.

           E. In the event of a Partial Taking, Landlord shall have the option to either (a) terminate the Lease, in the case where 30% or more of the building area is taken or (b) within forty-five (45) days after receipt of the Award proceed to rebuild, repair and restore the remainder of any building on the Premises affected thereby to a complete independent and self-contained architectural unit. In the event the Partial Taking causes the Premises to be reduced in such a manner that the Tenant is unable to utilize said Premises for the use intended, then Tenant may terminate this Lease within forty-five (45) days after receipt of the Award upon written notice to Landlord as more specifically set forth under Article. 21.

      18.  SUBORDINATION.

           A. This Lease and all rights of Tenant under this Lease are and shall, at the option of Landlord, be subject and subordinate to any mortgage (including a consolidated mortgage) or deed of trust, which may now or hereafter effect the Premises, or any part thereof, and to any and all renewals, modifications, consolidations, replacements and extensions of any such mortgage or deed of trust.

           B. Subject to Paragraph A above, Tenant shall, upon Landlord's request, execute within fifteen (15) working days following such request (1) any instrument of subordination presented by Landlord to Tenant necessary to subordinate this Lease to any such mortgage or deed of trust to be placed on the Premises, or any part thereof by Landlord and (2) any amendment to this Lease requested by the lender providing initial permanent financing for the Improvements provided that any such amendment does not materially affect the rights of Tenant under this Lease.

      19.  DEFAULT

           A. Upon the breach of this Lease by Tenant or upon any Event of Default (as defined in this Lease), Landlord shall have the following remedies, in addition to all other rights and remedies provided by law, to which Landlord may resort cumulatively, or in the alternative:

               (1) Landlord may at Landlord's election reenter the Premises, and without terminating this Lease, and at any time from time to time, relet the Premises or any part or parts of them for the account and in the name of Tenant or otherwise. Landlord may at Landlord's election eject Tenant or any of Tenant's subtenants, except subtenants approved in writing by Landlord, assignees, or other persons claiming any right under or through this Lease. Tenant shall nevertheless pay to Landlord on the due dates specified in this Lease all the sums required of Tenant under this Lease, less the proceeds of any sublease or reletting. The expenses allowed Landlord shall include without limitation: costs paid to retake possession and reasonable costs to place the Premises in its original condition, costs to secure new tenants (including broker's commissions) and costs to fulfill all of Tenant's covenants and conditions to the end of the term. No act by or on behalf of Landlord under this subparagraph (1) shall constitute a termination of this Lease unless Landlord gives Tenant written notice of termination.

               (2) Landlord shall be entitled, at Landlord's election, to keep the Lease in full force and effect and to enforce all of its rights and remedies under the Lease, including the right to recover the rent and other sums as they become due, plus interest at the rate of ten percent (10%) per year from the due date of each installment of rent or other sum until paid.

               (3) Landlord may, upon default or breach by Tenant, at Landlord's election, terminate this Lease by giving Tenant 30 days written notice of termination. On the giving of the notice, all of Tenant's rights in the Premises and in the leasehold estate shall terminate. Promptly after notice of termination, Tenant shall surrender and vacate the Premises in broom-clean condition, and Landlord may reenter and take possession of the Premises and eject Tenant or any of Tenant's subtenants and/or assignees, except subtenants and/or assignees approved in writing by Landlord, or other person or persons claiming any right under or through Tenant or eject some and not others or eject none. This Lease may also be terminated by a judgment specifically providing for termination. Any termination under this paragraph shall not relieve Tenant from the payment of any sum then due to Landlord or from any claim for breach, damages or rent previously accrued. In no event shall any one or more of the following actions by Landlord constitute a termination of this Lease:

                    (i) Maintenance, or restoration, or preservation of the Premises;

                    (ii)   Efforts to relet the Premises;

                    (iii) Appointment of a receiver in order to protect Landlord's interest hereunder;

                    (iv) Consent to any subletting of the Premises by Tenant, whether pursuant to provisions hereof with concern to subletting or otherwise;

                    (v) Any other action by Landlord or Landlord's agents intended to mitigate the adverse effects of any breach of this Lease by Tenant.

               (4) In the event of termination pursuant to subparagraph (3), Landlord shall be entitled at Landlord's election to damages in the following sums:

                    (i) The worth at the time of the award of the unpaid rent which has been earned at the time of termination; plus

                    (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                    (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental that Tenant proves could be reasonably avoided; and

                    (iv) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom including without limitation the following: (1) Expenses for cleaning, repairing and restoring the Premises; (2) Expenses for repairing and repainting and otherwise restoring the Premises for the purpose of reletting, (whether such be funded by a reduction of rent, direct payment or allowance to tenant, or otherwise); (3) broker's fees, attorneys' fees, advertising costs and other expenses of reletting the Premises; (4) Costs of carrying the Premises such as repairs, restoration, maintenance, taxes and insurance premiums, utilities and security precautions; (5) Expenses in retaking possession of the Premises; and (6) Attorneys' fees and court costs.

                    (v) The "worth at the time of Award" of the amounts referred to in subparagraphs (i) and (ii), above, is computed by allowing interest at the rate of ten percent (10%) per annum, unless previously calculated herein. The "worth at the time of Award" of the amount referred to in subparagraph
(iii) above, is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of Award plus one percent (1%).

           B. A breach of this Lease shall exist if any of the following events (severally "Event of Default" and collectively "Events of Default") shall occur:

               (1) Default shall have occurred in the payment of rent or other payment not made upon the date due; (See Exhibit D)

               (2) Tenant shall have assigned its assets for the benefit of its creditors; or

               (3) The sequestration or attachment of, or execution on, any substantial part of the property of Tenant or on any property essential to the conduct of Tenant's business shall have occurred and Tenant shall have failed to obtain a return or release of such property within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

               (4)  Tenant shall have abandoned or vacated the Premises; or

               (5) Tenant shall have failed to perform any term, covenant or condition contained in this Lease other than nonpayment of monies due Landlord, where such failure shall not have been cured within fifteen (15) business days after written notice of such failure; provided that if the failure cannot be reasonably cured within said fifteen (15) day period, Tenant shall not be in default if it commences the cure within said ten (10) day period and diligently prosecutes the cure to completion; or

               (6) A court having jurisdiction shall have made or entered any decree or order; (a) adjudging Tenant to be bankrupt or insolvent; (b) approving as properly filed a petition seeking reorganization of Tenant or an arrangement under the bankruptcy laws or any other applicable debtor's relief law or statute of the United States or any State thereof; (c) appointing a receiver, trustee or assignee of Tenant in Bankruptcy or insolvency or for its property; or (d) directing the winding up or liquidation of Tenant; and such decree or order shall have continued for a period of thirty (30) days; or Tenant shall have voluntarily submitted to or filed a petition seeking any such decree or order.

      20. HOLDING OVER. This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant after expiration shall not constitute a renewal or extension or give Tenant any rights in or to the Premises except as expressly provided in this Lease. Any holding over after the expiration with the consent of Landlord shall be construed to be a tenancy from month to month, at one hundred twenty-five percent (125%) of the existing Rent, and shall otherwise be on the terms and conditions herein specified insofar as applicable.

      21. NOTICES. Any notice required or desired to be given under this Lease shall be in writing with copies directed as indicated below and shall be personally served or given by mail. Any notice given by mail shall be deemed to have been given when forty-eight (48) hours have elapsed from the time which such notice was deposited in the United States mail, certified or registered and postage prepaid, addressed to the party to be served with a copy as indicated herein at the last address given by that party to the other party under the provisions of this part. At the date of execution of this Lease, the address of Landlord is:

                    Devcon Investment Company
                    425 Lakeside Drive
                    Sunnyvale, California  94086


with a copy to:



and the address of Tenant is:


                    FMC CORPORATION
                    1105 Coleman Avenue
                    San Jose, California  95108

      22. NONASSIGNMENT. Tenant's interest in this Lease is not assignable, by operation of law or otherwise, nor shall Tenant have the right to sublet the Premises, transfer any interest of Tenant's therein or permit any use of the Premises by another party without the prior written consent of Landlord, which consent Landlord agrees not to unreasonably withhold. A consent to one subletting, occupation or use by another party shall not be deemed to be a consent to any subsequent subletting, occupation or use by another party.
Any or subletting without such
consent hall be void and shall, at the option of Landlord, terminate this Lease.

          Landlord's waiver or consent to any subletting hereunder shall not relieve Tenant from any obligation under this Lease unless the consent shall so provide.

      23. SUCCESSORS. The covenants and agreements contained in this Lease shall be binding on the parties hereto and on their respective successors.

      24. MORTGAGEE PROTECTION. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage, encumbering the Premises whose address shall have been furnished it, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effect a cure.

      25. LANDLORD LOAN OR SALE. Tenant agrees promptly but no later than fifteen (15) days following request by Landlord to (A) execute and deliver to Landlord any documents, including estoppel certificates presented to Tenant by Landlord, (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the rent and other charges are paid in advance, if any, and
(ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or if there are uncured defaults, stating the nature and status of such defaults, and (iii) evidencing the status of the Lease as may be required either by a lender making a loan to Landlord to be secured by deed of trust or mortgage covering the Premises or a purchaser of the Premises from Landlord and (B) to deliver to Landlord the current financial statements of Tenant certified by Tenant to be true and correct, including a balance sheet for the most recent prior fiscal year all prepared in accordance with generally accepted accounting principles consistently applied. The only financial statement that Tenant shall be required to deliver to Landlord pursuant to this clause shall be a current balance sheet with the opinion of a certified public accountant, if available, and Tenant shall only be required to deliver such financial statement when Landlord is engaged in negotiations for a bona fide sale or refinancing of the Premises. Tenant's failure to deliver an estoppel certificate promptly following such request shall be conclusive upon Tenant
(a) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) that there are now no uncured defaults in Landlord's performance and (c) that no rent has been paid in advance except those that are set forth in this Lease.

      26. SURRENDER OF LEASE NOT MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenants, or operate as an assignment to Landlord of any or all such subleases of subtenants.

      27. WAIVER. The waiver of Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition on any subsequent breach of the same or any other term, covenant or condition herein contained.

      28. WASTE, QUIET CONDUCT AND ENJOYMENT. Tenant shall not commit, or suffer to be committed, any waste upon the Premises, or any nuisance, or other acts or things which may disturb, the quiet enjoyment of any occupants of neighboring properties. Landlord shall not unlawfully disturb the quiet enjoyment of Tenant.

      29. SIGN. Tenant shall not place or permit to be placed any sign or decoration on the land or the exterior of the building, including the roof, without the prior written consent of Landlord. Tenant, upon notification by Landlord shall immediately remove any sign or decoration that Tenant has placed or permitted to be placed without the prior written consent of Landlord, and if Tenant fails to so remove such sign or decoration within five (5) days after Landlord's request, Landlord may enter upon the Premises and remove said sign or decoration and Tenant agrees to pay to Landlord, as additional rent, the cost of such removal.

      30. WAIVER OF SUBROGATION. Landlord hereby releases Tenant and Tenant hereby releases Landlord and their respective officers, agents, employees and servants, from any and all claims and demands for damage, loss, expense or injury to the Premises, or to the furnishings and fixtures and equipment or inventory or other property of either Landlord or Tenant in, about, or upon the Premises, as the case may be, which is caused by or results from perils, events or happenings which are the subject of insurance carried by the Landlord or Tenant and in force at the time of any such loss; provided, however, that such waiver shall be effective only to the extent permitted by the insurance covering such loss and to the extent such insurance is not prejudiced thereby or the expense of such insurance is not thereby increased.

     31.  OPTION TO RENEW.

     A. Provided that Tenant is not in default under the terms of this Lease at the time of the option exercise, Tenant shall have two (2) consecutive options to renew the term of this Lease, the first option being for the term of one (1) additional year, and the second option being for the term of three (3) additional years. Each of said options shall be exercised only by written notice delivered to Landlord at least ninety (90) days prior to the then effective expiration dates of the respective Lease terms. In all respects, the terms, covenants and conditions of this Lease shall remain unchanged during the option periods, except that the rental amount shall be adjusted at the commencement of the second option period in accordance with paragraph B below.

     B. For purposes of adjusting the rental amount during the second option period, the following shall apply:

          (1) "INDEX" shall mean the consumer price index for all urban consumers for the San Francisco/Oakland metropolitan areas as published by the United States department of Labor, Bureau of Labor Statistics (1967 = 100
Base).

          (2) "INITIAL INDEX" shall mean the index most recently preceding the commencement date of the Lease term hereof.

          (3) "OPTION INDEX" shall mean the index most recently preceding the commencement of the second option period.

     Commencing with the first day of the second option period of this lease, the monthly installment shall be increased to the sum equal to the product obtained by multiplying the monthly installment paid during the initial term of the lease hereof by the quotient obtained by dividing the Index at the commencement of the 1st month of the lease term hereof into the Option Index, provided, however, that in no event shall the monthly installment paid during the second option period be more than 118% of the monthly installment paid during the initial term of the lease hereof, or less than the monthly installment paid during the initial term month of the lease hereof.

     If, at the commencement of the Option Period, the Department of Labor is not maintaining such Consumer Price Index tables, then the percentage of base so indicated by the

United States government tables then most nearly corresponding thereto, shall be used for computing the increase in the monthly installment.

     32.  GENERAL.

          A. The paragraph headings used in this Lease are for the purposes of convenience only. They shall not be construed to limit or extend the meaning of any part of this Lease.

          B. The term Landlord as used in this Lease, so far as the covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner at the time in question of the fee title of the Premises, and in the event of any transfers or transfers of the title of such fee, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall after the date of such transfer or conveyance be automatically freed and relieved of all liability with respect to performance of any covenants or obligations on the part of Landlord contained in this Lease, thereafter to be performed; provided, that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee. It being intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject as aforesaid, be binding upon each Landlord, its heirs, personal representatives, successors and assigns only during its respective period of ownership.

          C. Any executed copy of this Agreement shall be deemed an original for all purposes.

          D. Time is of the essence for the performance of each term, covenant and condition of this Lease.

          E. In case any one or more of the provisions contained herein, except for the payment of rent, shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not effect any provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein. This Lease shall be construed and enforced in accordance with the laws of the State of California.

         F. Whenever the lessor's prior consent, approval or permission is referred to herein as a condition or requirement, same shall not be unreasonably withheld.

         G. All references to attorney's fees, costs and expenses herein shall be deemed to be reasonable attorney's fees, costs and expenses.

         H. Landlord's liability under the terms of this Lease insofar as such liability relates to the obligation of Landlord to perform under the terms and conditions herein contained shall be limited to the net worth of the partnership so long as such net worth is equal to or better than that which exists at the present time, and shall not extend to the personal assets of the individuals hereunder.

         I. The undersigned parties hereby warrant that they have proper authority and are empowered to execute this lease on behalf of the Landlord and Tenant respectively.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.

                                       LANDLORD

                                       DEVCON INVESTMENT COMPANY
                                       a Limited Partnership

                                       /s/ Authorized Signatory
                                       --------------------------------------

                                       By:  /s/ Authorized Signatory
                                       --------------------------------------

                                       --------------------------------------
                                       General Partners

                                       TENANT

                                       FMC CORPORATION
                                       a Delaware Corporation

                                       By:  /s/ Authorized Signatory
                                       --------------------------------------



                                    [MAP]



                                    [MAP]

                                 EXHIBIT D

                     SUPPLEMENTAL TERMS & CONDITIONS TO

             LEASE AGREEMENT BETWEEN DEVCON INVESTMENT COMPANY

                            AND FMC CORPORATION

                      LEASE DATED 23 DAY OF MAY, 1979

The following Terms and Conditions are incorporated into subject Lease and made a part thereof, and in the event of inconsistency, shall prevail thereover:

1. Notwithstanding any provisions of the Lease, the Tenant shall have approval authority over issuance of or changes to the reasonable rules and regulations applicable to common areas, which approval shall not be unreasonably withheld by the Tenant.

2. The parties to this Lease recognize and agree that there shall not be any common areas within the leased Premises.

3.  POSSESSION

     A. If the Landlord, for any reason whatsoever, cannot deliver possession of the Premises to the Tenant on or before September 1, 1979, this Lease shall not be void or voidable except at the sole option of the Tenant, nor shall the Landlord be liable to the Tenant for any loss or damages resulting therefrom; but in that event, the commencement and termination dates of the Lease and all other dates effected thereby shall be extended to conform to the date of the Landlord's delivery of possession.

     B. Notwithstanding the above and without any acceleration of the term of the Lease, the Landlord agrees that the Tenant shall have the right to possession of the leased Premises earlier than August 1, 1979 in the event the Landlord improvements as provided in Exhibit B and C to this Lease are completed prior to that date. Such early possession, occupancy and use of the premises shall be subject to payment of an additional charge of one day's rent for each day of early occupancy as an incentive and bonus for early completion.

     C. Notwithstanding the provision of the Lease entitled "Time for Construction", the parties agree that in the event possession of the leased Premises is not delivered to Tenant on or before August 1, 1979, the Tenant shall be granted one day's rent-free use of leased Premises for each day of delay in gaining possession after August 1, 1979 up to a maximum of 30 days. This rent-free use, prorated over a thirty-day month, shall be credited against the first month's rental charge.

4.   CREDIT AGAINST FIRST MONTH'S RENTAL CHARGES

     The parties to this Lease recognize and agree that the $5,000 deposit given at the time of execution of the intent to Lease letter of May 11, 1979 and the deposit of $18,091 made by Tenant with the execution of this Lease shall be credited against the first month's rental charge.

5.   TAXES

     A. Notwithstanding the provisions of paragraph 10, if any general or special assessment is levied and assessed against the Premises, Landlord can elect to either pay the assessment in full or allow the assessment to go to bond. If Landlord pays the assessment in full, Tenant shall pay to Landlord each time a payment of real property taxes is made a sum equal to that which would have been payable (as both principal and interest) had Landlord allowed the assessment to go to bond.

     B. Tenant's liability to pay real property taxes shall be prorated on the basis of a 365-day year to account for any fractional portion of a fiscal tax year included in the term of its commencement and expiration.

     C. Landlord shall use its best efforts to cause the Premises to be separately assessed from other real property owned by Landlord. If Landlord is unable to obtain a separate assessment, the assessor's valuation placed on the building and other improvements that are a part of the Premises shall be used in determining the real property taxes. If this valuation is not available, the parties shall equitably allocate the real property taxes between the building and other improvements that are a part of the Premises and all buildings and other improvements included in the tax bill. In making the allocation, the parties shall reasonably evaluate the factors that determine the amount of real property taxes so that the allocation to the building and other improvements that are a part of the Premises will not be less than the ratio that the total number of square feet of the building and other improvements that are a part of the Premises bears to the total number of square feet in all buildings and other improvements included in the tax bill.

          Real property taxes attributable to land relating to the Premises shall be determined on the basis of the separate tax bill reflecting the value of the land upon which the subject premises shall have been constructed.

6.   INSURANCE

     Tenant's liability to pay any insurance provided for within the Lease shall be prorated on the basis of a 365-day year to account for any fractional portion of a fiscal insurance billing year included in the term at its commencement and expiration.

May 23, 1979

Agreement between FMC Corporation and Devcon Investment Company relative to excess parking

Relating to that certain Lease between FMC Corporation and Devcon Investment Company such Lease dated May 23, 1979 pertaining to the premises located on the southeast corner of Brokaw Road and Bering Drive in the City of San Jose, it is hereby agreed between Devcon Investment Company and FMC Corporation that Devcon Investment Company shall allow FMC Corporation the rent-free use of approximately one acre of land for purposes of accommodating an additional 120 cars, and such rent-free use shall extend for a period coterminous with the basic lease term described in the subject Lease (i.e., two calendar years). The consideration for Devcon's allowing FMC to use the subject land shall be the commitment from FMC Corporation to spend an amount not to exceed $70,000 for purposes of preparing the subject site for parking according to the plans and specifications developed and designed by Devcon Investment Company. FMC Corporation shall not be responsible for any costs in excess of $70,000, and shall be responsible for only the actual costs up to such level.

At the end of the initial term of two years, FMC Corporation shall release Devcon from any further obligations relating to the subject parking are and shall have no further interest in the property. At the expiration of the subject two-year period, it is the express intent of Devcon Investment Company to construct an industrial building on the subject parking site in which in the absence of further agreements with FMC Corporation, FMC Corporation shall have no interest.

In the event that FMC Corporation chooses to have constructed on the subject parking site, the improvements related to paving, curbs and gutters, etc., it shall inform Devcon of its desire, and Devcon shall prepare a set of working drawings showing the subject improvements. Upon the approval of FMC Corporation Devcon shall estimate the cost of such improvements whereupon FMC Corporation shall deposit with Devcon Investment Company the entire sum of the estimated cost of such improvements. In the event that the estimate exceeds the actual cost, the difference shall be rebated to FMC Corporation immediately upon the completion of the subject improvements.

DEVCON INVESTMENT COMPANY                    FMC CORPORATION

By  /s/ Authorized Signatory                 By  /s/ Authorized Signatory
  -------------------------------               ------------------------------
        General Partner


By  /s/ Authorized Signatory
  -------------------------------
        General Partner


By
  -------------------------------
        General Partner

May 23, 1979

Letter of Agreement relating to option to lease and a right of first refusal

It is hereby agreed between tenant and landlord under that certain lease dated May 23, 1979 between FMC Corporation as Tenant and Devcon Investment Company as Landlord such lease pertaining to the premises located on the southeast corner of Brokaw Road and Bering Drive in the City of San Jose, that Tenant shall be granted an option to lease and a right of first refusal to lease the adjacent building consisting of approximately 48,694 sq. ft. located on the parcel of land which is shown as outlined in red on the attached exhibit. FMC shall have the option to lease said premises from Devcon for a period of thirty (30) days from the execution of the lease as noted above and a right of first refusal to lease said premises for a period of fifteen (15) days subsequent to the expiration of the option period.

The option or the right of first refusal shall be exercised on the basis of the same terms and conditions as the lease noted above insofar as such terms and conditions are reasonably applicable except that the monthly rental shall be based upon .475 per sq. ft. per month modified net, multiplied by the number of square feet within such building (48,694).

In the event that Devcon Investment Company gets an offer from a third party relative to leasing the subject premises, within the right of first refusal period, FMC shall have five (5) days in which time to commit itself to leasing the subject premises on the terms previously specified. In the event that FMC either declines to lease the subject premises within the time period or does not respond to the information from Devcon Investment Company within the specified time, then Devcon Investment Company shall be free to dispose of the subject premises in any manner that it sees fit without any further liability to FMC Corporation.

DEVCON INVESTMENT COMPANY                    FMC CORPORATION

By  /s/ Authorized Signatory                 By  /s/ Authorized Signatory
  -------------------------------               ------------------------------
        General Partner


By  /s/ Authorized Signatory
  -------------------------------
        General Partner


By
  -------------------------------
        General Partner


                                     [MAP]

                               AMENDMENT TO LEASE

     THIS AMENDMENT NO. 1 TO LEASE is made and entered into this 25th day of November, 1985 by and between SANTA CLARA PROPERTY ASSOCIATES, a California general partnership, as successor to the original Lessor, DEVCON INVESTMENT COMPANY, a California limited partnership, as Lessor, and FMC CORPORATION, a Delaware corporation, a Lessee.

                                   RECITALS

      A. WHEREAS, by Lease dated May 23, 1979, Lessor leased to Lessee approximately 48,666 plus square feet of that certain building located at 150 Brokaw Road, San Jose, California, the details of which are more particularly set forth in said Lease Agreement, and,

      B. WHEREAS, said May 23, 1979 Lease Agreement, terminates August 31, 1985 and

      C. WHEREAS, it is now the desire of the parties hereto to amend said Lease Agreement as hereinafter set forth.

                                  AGREEMENT

     NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:

         l.  INCREASED TERM:

         EFFECTIVE November 1, 1985, the term of Lease shall be extended for an additional 15 month period commencing November 1, 1985 and terminating January 31, 1987, upon the same term and conditions as said May 23, 1979 Lease Agreement, except for the Basic Monthly Rental which shall be adjusted as set forth in Paragraph 2 below.

         2.  RENTAL:

         On November 1, 1985, the sum of $9,538.54 shall be due as Basic Monthly Rental. On December 1, 1985, the sum of $51,099 shall be due, and a like sum on the first day of each month thereafter for the next twelve months of the Lease. On December 1, 1986, the sum of $53,533 shall be due, and a like sum due on the first day of each month thereafter for the remaining term of the Lease, as extended by the Amendment No. 1 to Lease, or until the entire additional aggregate rental of $729,793 has been paid.

         OPTION TO RENEW

         A. Provided that Tenant is not in default under the terms of this Lease at the time of the option exercise, Tenant shall have two (2) consecutive options to renew the term of the Lease, the first option being for the term of one (1) additional year, and the second option being for the term of one (1) additional year. Each of said options shall be exercised only by written notice delivered to Landlord at least ninety (90) days prior to the then effective expiration dates of the respective Lease terms. In all respects, the terms, covenants and conditions of this Lease shall remain unchanged during the option periods; except that the rental amount shall be adjusted at the commencement of the second option period in accordance with paragraph B below.

         B. For purposes of adjusting the rental amount during each option periods, the following shall apply:

              (1) "Index" shall mean the consumer price index for all urban consumers for the San Francisco/Oakland metropolitan areas as published by the United States department of Labor, Bureau of Labor Statistics (1967 = 100
Base).

              (2) "Initial Index" shall mean the index most recently preceding the commencement date of the Lease term, as amended, hereof.

              (3) "Option Index" shall mean the index most recently preceding the commencement of each option period.

              Commencing with the first day of each option period of this lease, the monthly installment shall be increased to the sum equal to the product obtained by multiplying the current monthly installment by the quotient obtained by dividing the Index at the commencement of the 1st month of the lease term hereof into the option Index, provided, however, that in no event shall the monthly installment paid during each option period be more than 108% or less than 105% of the monthly installment paid prior to exercising the option.

              EXCEPT AS MODIFIED HEREIN, all other terms, covenants and conditions of said Lease Agreement shall remain in full force and effect for the full remaining term thereof.

              If, at the commencement of the option period, the Department of Labor is not maintaining such Consumer Price Index tables, then the percentage of base so indicated by the

United States government table then most nearly corresponding thereto, shall be used for computing the increase in the monthly installment.

     IN WITNESS WHEREOF, Lessor and Lessee have executed this Amendment No. 1 as of the day and year first hereinabove set forth.

LESSOR                                                 LESSEE

SANTA CLARA PROPERTY ASSOCIATES        FMC CORPORATION
a California General Partnership       a Delaware corporation

By:                                    By:

    /s/ RICHARD B. HOWARD                  /s/ AUTHORIZED SIGNATORY
    ------------------------------         -----------------------------
    Richard B. Howard
    Vice President


     /s/ JERRY L. DAVIDSON                 12/11/85
    ------------------------------
     Jerry L. Davidson
     Vice President

                               AMENDMENT TO LEASE


This is Amendment to Lease, entered into this 9th day of February, 1987, by and between SANTA CLARA PROPERTY ASSOCIATES, a California General
Partnership, hereinafter referred to as the "Landlord" as Successor to the original Landlord, DEVCON INVESTMENT COMPANY as Landlord, and FMC
CORPORATION, a Delaware Corporation, hereinafter referred to as the Tenant.

                                   RECITALS

A. Whereas by Lease dated May 23, 1979, and the Amendment to Lease dated November 25, 1985, Landlord has leased to Tenant approximately
     48,666 plus square feet of that certain building located at 150 Brokaw Road, San Jose, California hereinafter referred to as the Premises". The details of which are more particularly set forth in said Lease agreement, and Amendment to Lease, and

B. Whereas Landlord and Tenant acknowledge that along with this Amendment to Lease the parties are simultaneously executing three (3) additional Amendments to Lease for the Premises known as: 1800 Bering Drive, San Jose, California, 1830 Bering Drive, San Jose, California, 215 Devcon Drive, San Jose, California, and,

C. Whereas it is now the desire of the parties hereto to amend said Lease agreement and Amendment to Lease as hereinafter set forth.


                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, provisions and conditions hereinafter set forth, the parties hereto agree that this Amendment to Lease supersedes the aforementioned Lease and as such all of the terms and conditions of the Lease shall remain in full force and effect excepting for the items contained herein. The changes are as follows:

1. TERM: Paragraph 1, page 1 of the Amendment to Lease dated November 25, 1985 is hereby amended to read as follows: The term of this Lease shall be for a period of ten (10) years commencing January 1, 1987, and terminating on December 31, 1996, upon the same terms and conditions as said November 25, 1985 Amendment to Lease and May 23, 1979 Lease agreement, except for the terms modified by this Amendment to Lease.

2. Paragraph 2, page 1 of the Amendment to Lease dated November 25, 1985 is hereby amended to read as follows: The monthly net rental shall be as follows:


                        150 BROKAW - 48,666 SQUARE FEET

 PERIOD                                     MONTHLY         ANNUALLY

 January 1, 1987 - December 31, 1987    =   $26,766.30      $321,195.60
 January 1, 1988 - December 31, 1988    =   $26,766.30      $321,195.60
 January 1, 1989 - December 31, 1989    =   $26,766.30      $321,195.60
 January 1, 1990 - December 31, 1990    =   $26,766.30      $321,195.60
 January 1, 1991 - December 31, 1991    =   $26,766.30      $321,195.60
 January 1, 1992 - December 31, 1992    =   $31,632.90      $379,594.80
 January 1, 1993 - December 31, 1993    =   $31,632.90      $379,594.80
 January 1, 1994 - December 31, 1994    =   $36,499.50      $437,994.00
 January 1, 1995 - December 31, 1995    =   $41,366.10      $496,393.20
 January 1, 1996 - December 31, 1996    =   $41,366.10      $496,393.20

 TOTAL RENT DUE                                             $3,795,948.00

The above rental shall be paid as stipulated until the total aggregate amount of $3,795,948.00 has been paid.

3. Paragraph 2B, pages 1 and 2 is deleted in entirety and the following is added: IMPROVEMENT ALLOWANCE: Landlord and Tenant acknowledge the parties are simultaneously executing four Amendments to Lease for the following properties: 1800 Bering Drive, 1830 Bering Drive, 215 Devcon Drive, 150 Brokaw Road and as such Landlord agrees to reimburse Tenant an average of $225,000 per property but in no event shall Landlord's reimbursement to Tenant exceed $425,000 for any one property up to a total aggregate mount of $900,000 for all four properties for purposes of Tenant remodeling the existing properties to suit Tenant's requirements subject to the following provisions: A minimum aggregate amount of $660,000 must be used for improvements specifically related to the four buildings. The balance of the allowance (aggregate) may be used for expenses that may not be directly related to improvements; those expenses may include (but would not be limited to) new phone equipment, local-area-networking (for computers), space planning or architectural fees, movable partitioning, furniture, etc.

     Said total aggregate reimbursement allowance of $900,000 for all four properties will be paid to Tenant monthly as expenses are incurred. Reimbursement to Tenant will be made within thirty (30) days of Landlord's receipt of the invoice. The cumulative reimbursement requests will not exceed the following schedule:

                                             Cumulative
         Invoices                           Reimbursement
     Submitted Through                        Requests
     -----------------                      -------------
     January  31, 1987                       $150,000
     February 28, 1987                       $300,000
     March 31, 1987                          $450,000
     April 30, 1987                          $450,000
     May 31, 1987                            $600,000
     June 30, 1987                           $750,000
     July 31, 1987                           $900,000


     Landlord and Tenant further acknowledge that Tenant will be solely responsible for improvements to the Premises under this provision and that any and all costs above said $900,000 shall be paid by Tenant; however, nothing contained herein shall relieve Landlord of its responsibility for alterations, maintenance and repairs in accordance with Paragraph 15 of Lease.

4. SEISMIC IMPROVEMENTS: Landlord hereby agrees to perform seismic modifications to the Premises in accordance with Landlord's seismic consultant's recommendations up to a maximum of $50,000. Landlord will be solely responsible for any and all costs associated with said modifications including the restoration of the Premises to its condition prior to the seismic modifications. Landlord agrees to schedule said seismic modifications in a manner that will minimize the disruption of Tenants' use of the Premises.

5.   Paragraph 4, page 3 is amended to include the following:

     COMPLIANCE, HAZARDOUS AND TOXIC MATERIALS.

          (i) Tenant shall not use the Premises or suffer or permit anything to be done in or about the Premises which will in any way conflict with any law, rule regulation or requirement of duly constituted public authorities now in force or which may hereafter be in force, or the requirements of the Board of Fire Underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises. Tenant shall not commit any public or private nuisance or any other act or thing which might or would disturb the quiet enjoyment of any other tenant of Landlord or any occupant of nearby property.

          Tenant shall place no loads upon the floors, walls or ceilings in excess of the maximum designed load determined by Landlord or which endanger the structure; nor place any harmful liquids in the drainage systems; nor dump or store waste materials or refuse or allow such to remain outside the building proper, except in the enclosed trash areas provided. Tenant shall not store or permit to be stored or otherwise place any other material of any nature whatsoever outside the building,

          (ii) In particular, Tenant, at its sole cost, shall comply with all laws relating to the storage, use and disposal of hazardous, toxic or radioactive matter, including those materials identified in Sections 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30 ("Title 22") as they may be amended from time to time (collectively "Toxic Materials"). Tenant shall be solely responsible for and shall defend, indemnify and hold Landlord and its Agents harmless from and against all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with its storage, use and disposal of Toxic Materials. Tenant shall further be solely responsible for and shall defend, indemnify and hold Landlord and its Agents harmless from and against any and all claims, costs, and liabilities, including attorneys' fees and costs, arising out of or in connection with the removal, clean-up and restoration work and materials necessary to return the Premises and any other property of whatever nature to their condition existing prior to the appearance of the Toxic Materials on the Premises. Tenant's obligations hereunder shall survive the termination of this Lease.

6. HOLDING OVER: Paragraph 20, page 23, is amended to increase the holdover rate as follows: The holdover rate shall be increased to one hundred fifty percent (150%) of the existing rent.

7. Paragraph 31, on pages 26 and 27 of the Lease agreement and paragraph 2A, pages 2 and 3 of the Amendment to Lease are deleted in entirety.

8. REAL ESTATE BROKERS: The parties acknowledge that Grubb & Ellis Commercial Brokerage and LaSalle Partners are the only brokers involved in connection with this transaction and that Landlord shall pay a commission to Brokers in accordance with its separate agreement with Grubb & Ellis Commercial Brokerage. Said Commission shall be split on a (50/50) basis between Grubb & Ellis and LaSalle Partners.

9. RENTAL CREDIT: The parties acknowledge that Tenant has paid monies in excess of rental due in 1987 under Paragraph 2 above, and upon full execution of said Amendment to Lease, Landlord shall apply the credit balance to Tenant's future rent payments.

10. SUBORDINATION: Paragraph 18A, page 18 is amended as follows: The end of the paragraph will conclude with the following sentence, "So long as Tenant is not in default of the Lease, this Lease shall not be terminated or modified because of any mortgage or sale of the Premises."

11. DAMAGE AND DESTRUCTION: Paragraph 16A(3), page 15 is amended as follows: Notwithstanding the provisions of paragraphs (1) and (2) above and Paragraph 16B below, Tenant may, by giving Landlord sixty (60) days prior written notice, terminate the Lease if the improvements cannot be replaced or restored within one hundred fifty (150) days after the date of damage.

12. PREMISES LEASED STRICTLY ON AS IS" BASIS: The following paragraph is added to the Lease: It is agreed that the entire 48,666 plus or minus square foot building leased hereunder is leased strictly on an "as is" basis, and in its present condition and configuration, without representation or warranty, express or implied, by Landlord as to the condition or repair of the Premises, nor as to the use or occupancy which may be made of the Premises. Landlord shall not be required to make, nor be responsible for any cost in connection with, any repair, restoration and/or improvement to the Premises in order for Tenant to take occupancy of the Premises hereunder or for this Lease to commence, except as specifically provided in this Amendment to Lease.

13.  Paragraph 19B(5), page 23, line 8, is amended as follows:  "said fifteen
     (15) day period and diligently prosecutes the cure".

14. Paragraph 10I, page 9 is added to Lease as follows: Notwithstanding the provisions of Paragraph A-H above, if any general or special assessment is levied and assessed against the Premises, Landlord can elect to either pay the assessment in full or allow the assessment to go to bond. If Landlord pays the assessment in full, Tenant shall pay to landlord each time a payment of real property taxes is made a sum equal to that which would have been payable (as both principal and interest) had Landlord allowed the assessment to go to bond.

15. Paragraph 10J, page 9 is added to Lease as follows: Tenant's liability to pay real property taxes shall be prorated on the basis of a 365-day year to account for any fractional portion of a fiscal tax year included in the term of its commencement and expiration.

16. INSURANCE: Paragraph 11B(2), page 10, is amended to increase the insurance coverage limitations as follows: comprehensive public liability insurance shall be increased to limits of TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,500,000.00) for bodily injury or death and for property damage as a result of any one occurrence.

17. Notwithstanding Paragraph 16 (Insurance) above, Paragraph 11B(2), 10 of Lease is amended by deleting the balance of the paragraph beginning with the last word in line 6.

18. Paragraph 11C, page 10, line 5 is amended to read "by the Premises as additional insureds and all payments shall be made".

19. Paragraph 11D, pages 10 and 11, is amended to read as follows: All policies including policies of self insurance provided for in this
     Article 11 which are to be acquired by Tenant, shall be in such form and with such companies authorized to write insurance in the state in which the Premises are located as may be approved by Landlord, which approval Landlord agrees not to unreasonably withhold. Certificates of insurance evidencing the policy(ies) provided for herein, shall be delivered to Landlord and shall certify that the policy may not be cancelled or materially altered without thirty (30) days prior written notice to Landlord.

20. Paragraph 12, page 11, lines 1 and 2 are amended as follows: "Tenant agrees to indemnify and hold Landlord harmless except for Landlord's active negligence."

21. Paragraph 19A(3), pages 19 and 20, lines 5 through 7 is amended to read as follows: estate shall terminate, and within thirty (30) days after notice of termination, Tenant shall surrender and vacate the Premises in the condition required under Paragraph 15, and Landlord may reenter and take possession of".

22.  Paragraph 26, on page 25 is deleted in entirety.

LANDLORD:                              TENANT:
SANTA CLARA PROPERTY ASSOCIATES        FMC CORPORATION
A CALIFORNIA GENERAL PARTNERSHIP       A DELAWARE CORPORATION

By:  California State Teachers         By:  /s/ A. M. QUILICI
     ----------------------------           -----------------------------------
     Retirement System, a Partner               A. M. Quilici

                                       Title:  VICE PRES & GEN MGR - ORD DIV
                                               --------------------------------

     /s/ AUTHORIZED SIGNATORY          Date:  9 FEB. 1987
     ----------------------------             ---------------------------------

     Date:  2/17/87                    By:
            ---------------------          ------------------------------------

By:  Silicon Valley Portfolio Partners,      Title:
     Ltd., a California Limited                     ------------------------
     Partnership, a Partner                  Date:
                                                   ------------------------

     By:  Grubb & Ellis Investor
          Associates II, a California
          Limited Partnership, its
          General Partner

     /s/ AUTHORIZED SIGNATORY
     --------------------------------
     Date:  FEBRUARY 13, 1987
            -----------------------

                            THIRD AMENDMENT TO LEASE


     THIS THIRD AMENDMENT TO LEASE is dated for reference purposes only as September 6, 1996, and is part of that Lease dated May 23, 1979 together with Amendment No. 1 dated November 25, 1985, and Amendment To Lease dated February 9, 1987 thereto (collectively, the "Lease") by and between California State Teachers' Retirement System, a retirement system created pursuant to the laws of the State of California ("Landlord"), Successor-In-Interest to Santa Clara Property Associates and United Defense, L.P., a limited partnership managed by FMC Corporation, a Delaware corporation ("Tenant"), and is made with reference to the following fact:

     A. The Premises currently leased by Tenant pursuant to the Lease consists of 48,666 rentable square feet commonly known as 150 Brokaw Road, City of San Jose, California.

     B.  The Lease Term for said Premises currently expires on December 31,
1996.

     C.  Tenant and Landlord have agreed to extend the Term of the Lease.

     NOW, THEREFORE, Landlord and Tenant hereby agree that the Lease Terms are amended as follows:

          1. LEASE TERM: Paragraph 3 is hereby amended to provide that the Lease Term shall be extended through and including December 31, 1998.

          2. RENT: Commencing January 1, 1997, Paragraph 5 is hereby amended to provide for the Basic Rent as follows:

     January 1, 1997 through and including December 31, 1998: $51,099.30 per month

          3. RETAINED REAL ESTATE BROKERS: Tenant warrants that it has not had any dealings with any real estate brokers or salesmen or incurred any obligations for the payment of real estate brokerage commissions or finder's fees which would be earned or due and payable by reason of the execution of this Lease Amendment. Tenant will defend (with counsel reasonably acceptable to Landlord) and indemnify Landlord against any claims or awards of brokerage fees or commissions or finder's fees which are made against or incurred by Landlord on account of any breach of the foregoing warranty.

          4. NOTICES: Paragraph 21 is hereby amended to provide that notices to Landlord shall be made to:

          AMB Institutional Realty Advisors
          505 Montgomery Street
          5th Floor
          San Francisco, Ca  94111

          5. CONDITION OF PREMISES: It is agreed that the entire 48,666 square foot Building leased hereunder is leased strictly on an "as is" basis, and in its present condition and configuration, without representation or warranty, express or implied, by Landlord as to the condition or repair of the Premises, nor as to the use or occupancy which may be made of the Premises. Landlord shall not be required to make, nor be responsible for any cost in connection with, any repair, restoration and/or improvement to the Premises in order for Tenant to take occupancy of the Premises hereunder or for this Lease Term to commence.

          6. Except as expressly set forth in this Amendment, all terms and conditions of the Lease remain in full force and effect.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Amendment to be effective as of the date first set forth above.

LANDLORD:                              TENANT:
CALIFORNIA STATE TEACHERS'             UNITED DEFENSE, L.P.,

RETIREMENT SYSTEM,                     a limited partnership
a retirement system created pursuant   managed by FMC Corporation,
to the laws of the State of            a Delaware corporation
California

By:  AMB Institutional Realty          By:  /s/ AUTHORIZED SIGNATORY
       Advisors, Inc.,                      --------------------------
     a California corporation,                  [Please provide Name]
     as Investment Manager

                                       Title:  VICE PRESIDENT & GENERAL MANAGER
                                              ---------------------------------
                                               [Please provide Title]
By:  /s/ JOHN L. ROSSI
     -------------------------------
     John L. Rossi, Vice President     Date:  SEPTEMBER 16, 1996
                                              ---------------------------------

Date:  9/30/96
     -------------------------------


                                      39